Exhibit 10.21

No.: Z2205LN15641967

Current Fund Loan Contract

Bank of Communications Co., Ltd.

No.: Z2205LN15641967

Current Fund Loan Contract

Important Notes Please read the full text of this contract carefully, especially those articles marked with ▲▲. Please inquire the loaner in case of any question.

Whereas, the borrower applies to the loaner for the line of credit of current fund, both parties hereby enter into this contract through negotiations to clarify the obligations of each party.

Article 1. Definition

“Line of credit” refers to the maximum amount of balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit) that the loaner may issue to the borrower according to this contract. Such line of credit may be revolving or one-time (to be used for one or several times) in accordance with this contract.

“Revolving line of credit” refers to the line of credit within which the borrower may apply for the loan for several times according to this contract.

“Balance of loan” refers to the sum of principal of the outstanding loan that the borrower obtains under this contract.

“Balance of line of credit” refers to the balance of the line of credit deducted with the balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit).

“Period of line of credit” refers to the period for the loaner to issue the loan to the borrower according to the application by the borrower and this contract that it is in relation to the occurrence of loan but not the loan itself.

“Period of loan” refers to the period of each loan that both parties determine in the corresponding Application for Use of Line of Credit of Bank of Communications (hereinafter referred to as Application for Use of Line of Credit).

“Pricing benchmark” refers to the benchmark that the borrower and lender can choose to apply to the corresponding loan to determine the corresponding loan interest rate, including but not limited to the following specific pricing benchmarks and other types of pricing benchmarks.

“Loan Market Quotation Rate (LPR)” refers to the loan market quotation rate applicable to RMB loans issued by the National Interbank Funding Center on the 20th day of each month (postponed in case of holidays).

“Secured Overnight Financing Rate (SOFR)” refers to the rate managed by Federal Reserve Bank of New York (or other entity taking over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminal (or the alternative page of other information service institutions that display the pricing benchmark approved by the lender), Secured overnight financing rate applicable to USD loans.

“Secured overnight financing interest rate term reference interest rate (SOFR term interest rate)” refers to the interest rate managed by CME Group Benchmark Administration Limited (or other entity taking over the pricing benchmark) and issued by CME Group Benchmark Administration Limited (or any other entity taking over the pricing benchmark), The term SOFR reference rate of the secured overnight financing interest rate applicable to USD loans displayed on the corresponding page of Bloomberg/Referentiv financial telecommunications terminal (or the alternative page of other information service institutions approved by the lender to display the pricing benchmark).

“EURIBOR” refers to the European Money Markets Institute (or other entity taking over the pricing benchmark) managed and displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminal (or the alternative page of other information service institutions approved by the lender to display the pricing benchmark), Euro Interbank Offered Rate applicable to euro loans.

“Hong Kong Interbank Offered Rate (HIBOR)” refers to the rate managed by the Hong Kong Association of Banks (or other entities that take over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminal (or the alternative page of other information service institutions that display the pricing benchmark approved by the lender), Hong Kong Interbank Offered Rate applicable to Hong Kong dollar loans.

“Tokyo Risk Free Rate” refers to the Tokyo Risk Free Rate applicable to Japanese yen loans, which is managed by QUICK Benchmarks Co., Ltd. (or other entities taking over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminals (or the alternative page of other information service institutions approved by the lender that displays the pricing benchmark).

“Sterling overnight average index reference term interest rate (TSRR)” refers to the interest rate managed and published by Intercontinental Exchange Benchmark Administration Limited (or other entities taking over the pricing benchmark), which is displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminal (or the replacement page of other information service institutions that display the pricing benchmark approved by the lender), Term SONIA Reference Rate for sterling loans.

“London Interbank Offered Rate (LIBOR)” refers to the rate managed by Intercontinental Exchange, Inc. (or other entities taking over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refiniv financial telecommunications terminal (or the alternative page of other information service institutions approved by the lender to display the pricing benchmark), London Interbank Offered Rate applicable to USD loans.

“Business day of bank” and “business day” refer to the day on which banks at the place of the loaner operate the corporation business, excluding legal holidays and rest days (excluding those adjusted to be business days). If any issuance, repayment, interest payment or maturity of loan lies at any non-business day, it should be postponed to the next business day.

“Foreign currency working day” means, with respect to the secured overnight financing rate (SOFR) or the term reference rate of the secured overnight financing rate (SOFR term interest rate), the U.S. government bond trading day (excluding Saturday and Sunday) recommended by the Securities Industry and Financial Markets Association (or its successor organization) to its member’s fixed income department; The London Interbank Offered Rate (LIBOR) or the sterling overnight average index reference term rate (TSRR) refers to the opening day (excluding Saturday and Sunday) for general business of local commercial banks in London; For the Euro Inter bank Offered Rate (EURIBOR), it refers to the operation date of Euro payment and clearing of the second generation pan European real-time automatic clearing system (TARGET2); For the Hong Kong Interbank Offered Rate (HIBOR), it refers to the open business day (excluding Saturday and Sunday) for general business of local banks in Hong Kong; For Tokyo risk-free term interest rate (TORF), it refers to the opening day for general business of local banks in Tokyo (excluding statutory holidays and rest days).

“Related person” refers to the authorized handler, agent, legal representative, responsible person, controlling shareholder or actual controller, beneficial owner and other direct or indirect related persons of the borrower.

“Business related parties” refer to all parties to the transaction under the basic transaction contract and other relevant subjects related to the transaction other than all parties to the transaction, as well as all parties to the transaction, such transaction parties, their authorized handlers, agents, legal representatives, responsible persons, controlling shareholders or actual controllers, beneficial owners, etc.

Terms including affiliate, affiliate transaction and major investor should contain the same meaning with those contained in the Accounting Standards for Business Enterprises No.36 – Disclosure of Affiliates (CK [2006] No.3) published by the Ministry of Finance, as well as its subsequent revisions.

Article 2. Use of Line of Credit

2.1 Each time when needing to use the line of credit, the borrower should submit the application to the loaner at least 5 business days in advance. The borrower should fill in the Application for Use of Line of Credit to obtain the approval by the loaner before using the line of credit.

▲▲2.2 Use of the line of credit must meeting following conditions:

(1) Balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit) is within the line of credit;

(2) Amount of applied loan is within the balance of line of credit;

(3) Application date and issuance date are within the period of line of credit;

(4) Period of loan and maturity date of loan comply with this contract;

(5) Guarantee contract (if any) under this contract is effective and surviving, and while the guarantee contract is in the form of mortgage contract and/or pledge contract, the secured real right is already set and surviving;

(6) The borrower has handled procedures to obtain licenses, approvals and registrations from the government necessary for the application for the loan, and such licenses, approvals or registrations are surviving;

(7) No serious adverse change occurs in the operation status or financial status of the borrower after this contract takes effect;

(8) Application by the borrower meets relevant rules and regulations of the loaner;

(9) The borrower does not violate this contract;

(10) Payment mode of the loan meets this contract and if the loaner is entrusted to make the payment, the loaner should agree with the payment;

(11) If the loan is provided in any foreign currency, the borrower should provide the certificate providing that the loan meets relevant policies on the management of foreign currency, including but not limited to the valid purpose certificate or registration document of foreign currency;

(12) The borrower has appointed the dedicated fund withdrawal account as required by the loaner and has signed the account management agreement.

▲▲2.3 If the loaner agrees to issue the loan, the final issuance information should be subject to the column of Application for Use of Line of Credit printed by the bank. Application for Use of Line of Credit should be regarded as the Loan Certificate.

▲▲2.4 If the currency of the Application for Use of Line of Credit is different from that of the line of credit, it should be converted at the exchange rate published by Bank of Communications Co., Ltd. in the beginning of each day only for the purpose of recognizing the balance of line of credit. If there is no available exchange rate, it should be converted by the exchange rate reasonably determined by Bank of Communications Co., Ltd.

▲▲2.5 After the borrower becomes the shareholder of the guarantor or the “actual controller” defined by the Company Law, the loaner may suspend or cancel the line of credit not used by the borrower until the guarantor provides the resolution made by its Board of Shareholders (General Meeting) about securing the borrower that is acceptable to the loaner.

Article 3. Interest Rate and Payment of Interest

3.1 Basic regulations on determining the interest rate

3.1.1 The annual interest rate (simple interest) of the loan under this contract shall be agreed by both parties in the Application for the Use of Quota after negotiation each time the quota is used. If the annual interest rate value is determined according to the pricing benchmark, the annual interest rate value shall be calculated according to the pricing benchmark agreed in the Application for the Use of Quota plus (minus) points (1 basis point is 0.01 percent, and 1 percentage point is 100 basis points).

3.1.2 If both parties agree to apply the fixed interest rate in the Application for Use of Quota, and the specific value is recorded in the fixed interest rate value field, The specific interest rate of each loan shall be subject to the value recorded in the Fixed Interest Rate Value field of the Application for the Use of the Quota (where the loan currency is RMB, such specific value shall be determined on the basis of the specific value of the pricing benchmark applicable on the applicable date of the pricing benchmark agreed in the Application for the Use of the Quota (hereinafter referred to as “the pricing benchmark value”) and according to the plus (minus) point value agreed in the Application for the Use of the Quota). If no specific value is recorded in the Fixed Interest Rate Value field, the specific interest rate of each loan shall be determined based on the applicable pricing benchmark value on the applicable date of the pricing benchmark agreed in the Application for the Use of Quota and according to the plus (minus) point value agreed in the Application for the Use of Quota.

If both parties agree to apply the floating interest rate in the Application for the Use of Quota, the specific interest rate of each loan shall be determined on the basis of the pricing benchmark value applicable to the applicable date of the pricing benchmark agreed in the Application for the Use of Quota, according to the plus (minus) point value, interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and the floating start date of a specific date (if necessary) agreed in the Application for the Use of Quota.

3.1.3 If the currency is RMB, daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12; if the currency is HKD, GBP and AUD, daily interest rate = annual interest rate/365; if the currency is USD, Euro, JPN and other foreign currencies accepted by the loaner, daily interest rate = annual interest rate/360.

▲▲3.2 Interest rate of loan

If both parties agree on the application of fixed interest rate in the Application for the Use of Quota and the fixed interest rate value field records a specific value, the interest rate at the time of each loan disbursement shall be subject to the fixed value. If it is agreed in the Application for Use of Quota that a fixed interest rate is applicable and no specific value is recorded in the fixed interest rate value field, and it is agreed in the Application for Use of Quota that a floating interest rate is applicable, the loan interest rate for each loan is determined based on the pricing benchmark value applicable to the “Pricing Benchmark Application Date” agreed in the Application for Use of Quota and the plus (minus) point value agreed in the Application for Use of Quota. The “applicable date of pricing benchmark” shall be taken as the T day, and the pricing benchmark value rules applicable to the T day shall be implemented in accordance with Article 3.5.1 of the Contract.

3.3 Adjustment of interest rate

3.3.1 Once the interest rate is recorded in the Application for Use of Line of Credit as fixed, such interest rate should apply to the loan within the period of loan.

▲▲3.3.2 Once the interest rate is recorded in the Application for Use of Line of Credit as fluctuating, the interest rate adjustment date should be determined according to the interest rate fluctuation rules, interest rate fluctuation cycle, interest rate fluctuation cycle unit and specific beginning date of fluctuation (if necessary) agreed in the Application for Use of Line of Credit, and the adjusted interest rate should apply since the interest rate adjustment date.

3.3.2.1 If the benchmark interest rate is adjusted within the period of loan, the adjustment cycle of interest rate should be calculated by choosing “fluctuating at bookkeeping date” or “fluctuating at specific date” in the “interest rate fluctuation rules” since the “bookkeeping date” or “specific date”. The column of interest rate fluctuation cycle should be filled with the quantity of interest rate fluctuation cycles, the column of interest rate fluctuation cycle unit may be filled with day or month. If the quantity of interest rate fluctuation cycle is “1” while the interest rate fluctuation unit is “day”, then the adjustment date of benchmark interest rate should be the adjustment date of loan interest rate; if the quantity of interest rate fluctuation cycle is “3” while the interest rate fluctuation unit is “day”, then the adjustment date of loan interest rate should be every third day since the “bookkeeping date” or “specific date”; if the quantity of interest rate fluctuation cycle is “1” while the interest rate fluctuation unit is “month”, then the adjustment date of loan interest rate should be the end of every month since the “bookkeeping date” or “specific date”; if the quantity of interest rate fluctuation cycle is “3” while the interest rate fluctuation unit is “month”, then the adjustment date of loan interest rate should be the end of every third month since the “bookkeeping date” or “specific date”, the same below.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date shall be determined on the basis of the pricing benchmark value applicable on the loan interest rate adjustment date. Unless otherwise agreed in the Contract or the two parties agree to adjust the plus (minus) point value, the plus (minus) point value of the interest rate shall still be subject to the plus (minus) point value of the interest rate agreed in the corresponding Application for Use of Quota of the loan. The “loan interest rate adjustment date” shall be the T date, and the pricing benchmark value rules applicable to the T date shall be implemented in accordance with Article 3.5.1 of this Contract.

▲▲3.3.3 If the pricing benchmark applicable to the corresponding loan is cancelled or the corresponding issuing agency stops publishing, both parties shall negotiate and adjust the interest rate of the loan separately, but the adjusted interest rate shall not be lower than the applicable interest rate at that time; If the two parties have not reached an agreement on the adjusted interest rate for more than one month since the pricing benchmark is cancelled or ceased to be published, the lender has the right to declare that the loan is due ahead of schedule.

▲▲3.3.4 Both parties may adjust the fluctuation extent or increase (decrease) value of the corresponding loan interest rate through negotiation at each adjustment date of loan interest rate.

3.4 The default interest rate of overdue loans shall be increased by 50% according to the interest rate agreed herein, and the default interest rate of misappropriated loans shall be increased by 100% according to the interest rate agreed herein. If the floating rate loan is subject to adjustment of the loan pricing benchmark, the lender has the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate shall apply from the date of loan interest rate adjustment agreed in the corresponding Application for Use of Quota.

3.5 Calculation of interest

3.5.1 According to the different applicable pricing benchmarks, the rules for taking the value of the applicable pricing benchmark value on the T date (i.e. the “pricing benchmark application date”, “loan interest rate adjustment date” and “repricing date”) agreed in Article 3.2, 3.3.2.2 and 9.3.3.2 of the Contract are as follows:

If the pricing benchmark is the loan market quoted rate (LPR), the pricing benchmark value applicable to T day is the latest published loan market quoted rate (LPR) value before T day.

If the pricing benchmark is the guaranteed overnight financing rate (SOFR), when T day is a foreign currency working day, the pricing benchmark value applicable to T day is the value of the guaranteed overnight financing rate (SOFR) corresponding to the fifth foreign currency working day before T day displayed on the corresponding financial telecommunications terminal page; If Day T is a non foreign currency working day, the pricing benchmark value applicable to Day T is the value of the guaranteed overnight financing rate (SOFR) that should be applied on the latest foreign currency working day before Day T (that is, the value of the guaranteed overnight financing rate (SOFR) that is displayed on the page of the corresponding financial telecommunications terminal and corresponds to the fifth foreign currency working day before the latest foreign currency working day).

If the pricing benchmark is the guaranteed overnight financing interest rate term reference interest rate (SOFR term interest rate), London Interbank Offered Rate (LIBOR), Euro Interbank Offered Rate (EURIBOR), Tokyo risk-free term interest rate (TORF) or sterling overnight average index reference term interest rate (TSRR), when T day is a foreign currency working day, the applicable pricing benchmark value on T day is the corresponding financial telecommunications terminal page The pricing benchmark value corresponding to the second foreign currency working day before T day; If Day T is a non foreign currency working day, the pricing benchmark value applicable to Day T shall be the pricing benchmark value applicable to the latest foreign currency working day before Day T (that is, the pricing benchmark value displayed on the corresponding financial telecommunications terminal page and corresponding to the second foreign currency working day before the latest foreign currency working day).

If the pricing benchmark is Hong Kong Interbank Offered Rate (HIBOR), and T day is a foreign currency working day, the pricing benchmark value applicable to T day is the value of Hong Kong Interbank Offered Rate (HIBOR) corresponding to T day displayed on the corresponding financial telecommunications terminal page; When T day is a non foreign currency working day, the applicable pricing benchmark value on T day is the value of Hong Kong Interbank Offered Rate (HIBOR) displayed on the corresponding financial telecommunications terminal page and corresponding to the latest foreign currency working day before T day.

When the pricing benchmark value displayed on the corresponding financial telecommunication terminal page is greater than or equal to 0, the pricing benchmark value used to determine the loan interest rate under this contract shall be determined according to the pricing benchmark value actually displayed on the corresponding financial telecommunication terminal page; When the pricing benchmark value displayed on the corresponding financial telecommunication terminal page is less than 0, the pricing benchmark value used to determine the loan interest rate under this contract shall be determined by 0.

3.5.2 Normal interest=interest rate agreed herein × Loan amount × Number of days occupied.

The number of days occupied shall be calculated from the loan granting date (inclusive) to the due date (exclusive). If the due date is not a working day, it shall be postponed. The postponed period shall be included in the number of days occupied, and the interest shall still be calculated according to the contract.

3.5.3 The penalty interest of overdue loans and misappropriated loans shall be calculated according to the amount of overdue or misappropriated loans and the actual number of days (from the date of overdue or misappropriated loans (inclusive) to the date of principal and interest settlement (exclusive)).

3.5.4 If there are many decimal places of interest/penalty interest calculated, the lender will retain two decimal places according to the rounding method.

▲▲3.6 If the borrower repays the loan in advance or the loaner withdraws the loan in advance according to this contract, the corresponding interest rate shall still be subject to that specified in this contract.

3.7 If the loan currency is other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen and British pound, the loan pricing benchmark type, daily interest rate calculation rules and the pricing benchmark value determination rules applicable to the pricing benchmark application date, loan interest rate adjustment date and repricing date shall be subject to the provisions of Article 17 of the Contract.

Article 4. Payment of Loan

4.1 If the issuance account appointed by the borrower is the dedicated loan issuance account opened at the loaner, the issuance and payment of loan should be handled through the account, which may only be used to issue and externally pay the loan fund and only sell the certificate of “Application for Settlement Business” but may not be used to handle any check, draft, bank acceptance or any other settlement. When handling the allocation of loan fund independently, the borrower must handle procedures at the counter of the bank of deposit. The deposit interest of the account should be accounted into the repayment account of the borrower.

4.2 When drawing the loan according to this contract, the borrower should clarify the payment mode (entrusted payment by loaner or independent payment by borrower) and only one mode is applicable in each time of drawing.

4.3 In the mode of entrusted payment by loaner, the loaner will, after receiving the payment entrustment from the borrower and issuing the loan according to this contract, pay the loan fund directly to the counterparty of the borrower meeting the purpose specified in this contract through the account of the borrower.

If the amount of a single payment is beyond the limit of the independent payment or any condition specified in Article 19.3, the mode of entrusted payment should apply.

When choosing the mode of entrusted payment by the loaner, the borrower should submit the loaner with the Application for Use of Line of Credit, corresponding payment entrustment and other materials required by the loaner (including but not limited to the commercial contract, invoice and receipt) to clarify the amount of loan and the receiver and amount of payment, while the amount of drawn loan should equal to that of the payment.

▲▲ If the payment planned by the borrower does not comply with this contract or the corresponding commercial contract, or contains any other defect, the loaner may refuse to make the payment and return the payment entrustment submitted by the borrower.

▲▲ If the loaner agrees but fails to make the payment or the payment is returned due to any incorrect information provided by the borrower, the borrower should submit relevant documents and materials containing the correct information within the period regulated by the loaner, and the loaner should be expected from any liability for any delay or failure of payment.

4.4 In the mode of independent payment by the borrower, after the loaner issues the loan fund to the account of the loaner according to this contract, the borrower pays the fund to the counterparty of the borrower meeting the purpose specified in this contract independently.

When choosing the mode of independent payment by the borrower, the borrower should submit the loaner with the Application for Use of Line of Credit, description of fund usage and other materials required by the loaner. The borrower should report the payment situation of the loan fund to the loaner. The loaner may check whether the loan is paid for the regulated purpose by analyzing the account, verifying the certificate and conducting the on-site survey, and the borrower shall cooperate with such verification by the loaner.

Article 5. Repayment of Loan

5.1 The borrower should make the repayment according to the date and amount specified in the corresponding Application for Use of Line of Credit.

▲▲5.2 Without the written consent from the loaner, the borrower may not repay the loan in advance.

▲▲5.3 The repayment schedule of principal and interest agreed by the borrower and the loaner in the Application for Use of Line of Credit is the true intention of both parties through negotiations on a voluntary basis. Under the repayment arrangement chosen by both parties, the principal should prior to the interest in the repayment without influencing the repayment liability of the borrower for the payable interest, and the borrower may not set up any plea against the repayment of payable interest. The borrower should be responsible for repaying all the principal and interest under any repayment arrangement.

▲▲5.4 When the amount repaid by the borrower is insufficient to cover all the debt of the borrower:

(1) It should be firstly used to repay the overdue amount. If the principal and interest are overdue for less than 90 days, the balance after such repayment should be firstly used to repay the outstanding interest, default interest or compound interest before any overdue principal; if the principal and interest are overdue for more than 90 days, the balance after such repayment should be firstly used to repay the outstanding principal and then the overdue interest, default interest or compound interest;

(2) If there are several debts of the borrower (including debts of the borrower owed to the loaner under any other contract), the loaner may determine the repayment sequence of each debt, only if such sequence does not violate any applicable law, rule, regulation, system or any compulsory regulatory provision of the loaner. The loaner should inform the borrower of the repayment result, unless otherwise regulated.

Article 6. Representation and Guarantee of Borrower

6.1 The borrower is legally incorporated and surviving, possesses all the necessary capacities, perform obligations under this contract it its own name and assumes civil liabilities.

6.2 Signing and performing this contract are the true intention of the borrower that they must obtain all the necessary approvals, permissions and authorizations to contain no legal defect.

6.3 The borrower conducts production and operation in compliance with laws and regulations, possesses the constant operation capability and legal repayment source, involves no serious environmental or social risk, possesses no serious adverse credit record and no officer of the borrower possesses any adverse record.

6.4 All the documents, statements, materials and information provided by the borrower to the loaner when signing and performing this contract are authentic, accurate, complete and valid. The borrower does not conceal any information that may affect its financial status and solvency, and there is no serious adverse change to the financial status of the borrower since the issuance of the latest financial statement.

▲▲6.5 The borrower and its related persons and business related parties do not belong to the enterprises or individuals in the sanctions list issued by the United Nations and relevant countries, organizations and institutions, or in the list of risks related to terrorism and anti money laundering issued by Chinese government departments or competent authorities; It is not located in countries and regions sanctioned by the United Nations and relevant countries, organizations and institutions.

▲▲ 6.6 The borrower guarantees to comply with the national anti money laundering laws, regulations and relevant policies, not to assist others in money laundering, terrorist financing, tax evasion, bank debt evasion, cash withdrawal, telecommunications fraud, illegal fund-raising and other illegal activities, and actively cooperate with the lender to carry out various anti money laundering work such as customer identification, transaction record keeping, customer identity and transaction background due diligence, large sum and suspicious transaction reports, And provide relevant supporting materials as required by the lender.

6.7 According to the lender’s environmental and social risk assessment standards, if the borrower is a customer with environmental and social risks classified as A or B, the borrower promises:

(1) The borrower’s internal management documents related to environmental and social risks comply with laws and regulations and are effectively implemented;

(2) The borrower has no major litigation cases involving environmental and social risks;

(3) All behaviors and performances of the borrower related to environmental and social risks are compliant.

Article 7. Rights and Obligations of Loaner

7.1 The loaner may withdraw the principal and interest (including compound interest and default interest of overdue and embezzled loan) of the loan according to this contract, collect the payable expense from the borrower, withdraw the loan in advance at its own discretion depending on the fund status of the borrower, and may exercise other rights under laws, regulations or this contract.

▲▲7.2 The loaner only conducts the formal examination of materials provided by the borrower during the performance of this contract that the loaner should be exempted from any liability for the failure to complete entrusted payment if the borrower provides any false, inaccurate or uncomplete material or the borrower makes the payment in violation to this contract.

▲▲7.3 The loaner should issue the loan and make the payment according to this contract. The loaner should be exempted from the liability if the loaner fails to issue the loan or make the payment due to any cause below, but the loaner should send a notice to the borrower in time: the issuance account appointed by the borrower is frozen, the account of the receiver is frozen, there is any force majeure, communicaiton or network fault, or the system fault of the loaner, unless otherwise regulated in this contract.

▲▲ 7.4 According to the regulatory requirements to be followed by the lender, the lender will conduct a dynamic assessment of the borrower’s risk of money laundering, terrorist financing, tax evasion and other risks, and has the right to take one or all of the measures agreed in Article 9.2 when it believes that the borrower and the borrower’s business involved in the transaction instructions are suspected of high risk of money laundering, terrorist financing, tax evasion.

Article 8. Obligations of Borrower

8.1 The borrower should repay the principal and interest of loan under this contract according to the time, amount, currency and interest rate specified in this contract and the corresponding Application for Use of Line of Credit.

The fund collection account appointed by the borrower should be used to collect the corresponding sales income or planned repayment fund. If the corresponding sales income is not settled in cash, the borrower should ensure to allocate it to the fund collection account upon receiving it. The borrower should provide the cash flow of the fund collection upon the request from the loaner.

8.2 The borrower should use the line of credit for the purpose specified in this contract and use the loan for the purpose specified in the corresponding Application for Use of Line of Credit but may not embezzle the loan for any other purpose, or the investment in fixed assets, equity or any production or operation prohibited by the government.

The borrower should draw the loan fund in the mode agreed by both parties but not avoid the entrusted payment by the loaner by breaking up the whole into parts; in the mode of independent payment by the borrower, the borrower should use the loan within the reasonable period required by the regulatory authority of the loaner, and the payment of loan fund should meeting this contract.

▲▲8.3 The borrower shall bear the settlement fees (if any) for the loan fund payment (including the lender’s entrusted payment and the borrower’s independent payment), and the specific fees shall be subject to the laws, regulations, rules, regulatory provisions and the then effective Directory of Bank of Communications Service Fees published by the lender.

If the loan fund payment does not involve cross-border payment, the lending account is a special loan issuing account. When the loan fund payment (including the lender’s entrusted payment and the borrower’s independent payment) is made, if the collection account does not belong to the account opened in the Bank of Communications, the fund payment may be made through the People’s Bank of China’s payment system or the local exchange system. If the loan granting account is not a special loan granting account, and when the loan fund is paid (including the lender’s entrusted payment and the borrower’s independent payment), if the collection account is an account of another bank in another place, the fund payment is handled through the payment system of the People’s Bank of China.

If the loan fund payment involves cross-border payment, the loan fund payment may be handled through the SWIFT system or other systems.

▲▲8.4 The borrower should cooperate with the loaner in the management of loan payment and the supervision and inspection of the use of loan and operation situation of the borrower, provide the financial statement, use record and material of the loan fund, information of affiliate and affiliate transaction, environmental and social risk report, other materials and information necessary for the after-loan risk management required by the loaner, and shall ensure the authenticity, integrity and accuracy of such documents, materials and information.

▲▲8.5 Under either circumstance below, the borrower should send a written notice to the loaner at least 30 days in advance and take no action before repaying the principal and interest under this contract or providing the repayment plan or guarantee recognized by the loaner:

(1) The borrower sells, presents, leases, lends, transfers, mortgages, pledges or disposes in any other manner all or a large part of the assets or important assets;

(2) The operation mechanism or ownership organization of the borrower suffers from any great change, including but not limited to the contracting, lease, association, corporate system transformation, joint stock cooperation system transformation, sales, combination (merger), joint venture (cooperation), separation of enterprise, establishing of subsidiary, equity transfer, ownership transfer, and decrease of capital.

(3) The external investment or increase of debt financing of the borrower exceeds the agreed limit.

▲▲8.6 The borrower shall notify the lender in writing within 7 days of the occurrence or possible occurrence of the following events and cooperate in submitting relevant certificates according to laws and regulations, regulatory provisions and the lender’s requirements:

(1) The borrower or its affiliate revises the Memorandum of Association, changes the name, legal representative (responsible person), domicile, mailing address or business scope of the enterprise, or makes any decision that affects the finance or human resource greatly;

(2) The borrower, its affiliate or guarantor plans to apply for bankruptcy or may be or has been applied by the creditor for bankruptcy;

(3) The borrower or its affiliate is involved in any serious lawsuit, arbitration or administrative measure, or its major assets or the guarantee under this contract is executed with the property preservation or any other compulsory measure, or the security of its major assets or the guarantee under this contract is or may be affected or the value is or may be decreased;

(4) The borrower or its affiliate provides any guarantee to any third party to affect its economic status, financial status or capability in performing obligations under this contract significantly;

(5) The borrower or its affiliate enters into any contract with significant influence on its operation and financial status;

(6) The borrower repays the immature debt in advance or repay other mature debt firstly, or increases any form of guarantee for any other existing debt, or makes any arrangement with the similar effect or enters into any relevant document;

(7) The borrower, its affiliate or guarantor is shut down, closed, dissolved, suspended, cancelled, or the business license is withdrawn;

(8) The borrower or its affiliate, major investor of the borrower or its affiliate, legal representative (responsible person), director or officer of the borrower or its affiliate is missing or involved in any violation, to any law, regulation or rule of stock exchange, or suffers from any abnormal change;

(9) The borrower or its affiliate suffers from serious difficulty or deterioration of financial status in the operation, or there is any other event with adverse influence on the operation, financial status, solvency or economic status of the borrower or its affiliate;

(10) There is any affiliated transaction and its amount reaches or exceeds 10% of the latest audited net assets;

(11) Before repaying all the debts under this contract, the borrower becomes or may become the shareholder or the “actual controller” defined by the Company Law of the guarantor;

(12) The borrower or its affiliate causes any liability accident or is made public by the media by violating any law, rule, regulation, national policy or industrial standard;

(13) The borrower or its affiliate encounters any safety or environment protection accident;

(14) The relationship between the affiliate and the borrower is changed;

(15) The borrower or its affiliate encounters any significant equity change;

(16) The opinion issued by the external audit of the borrower on its financial statements is not the standard unreserved opinion;

(17) The borrower is or may be investigated, punished or taken with other similar measures by the competent authority as it violates the law or rule and/or regulatory requirement;

(18) The borrower or its affiliate is listed to be sanctioned by the UN, EU or US, or the country or area where the borrower or its affiliate resides in is listed to be sanctioned by the UN, EU or US;

(19) There is any other event with serious adverse influence on the solvency of the borrower or its affiliate.

(20) According to the lender’s environmental and social risk assessment standards, if the borrower is a customer with environmental and social risks classified as A or B, the borrower has or may have any of the following events:

① Various permits, approvals and approvals related to environment, society and risks during commencement, construction, operation and shutdown;

② The assessment and inspection of the environmental and social risks of the borrower by the environmental and social risk regulatory authority or its recognized institution;

③ Supporting construction and operation of environmental facilities;

④ Discharge and compliance of pollutants;

⑤ Safety and health of employees;

⑥ Major complaints and protests from neighboring communities against the borrower;

⑦ Major environmental and social claims;

⑧ Other major circumstances that the lender considers relevant to environmental and social risks.

▲▲8.7 In case of any change of guarantee under this contract that is adverse to the creditor’s right of the loaner, the borrower should provide other guarantee recognized by the loaner in time.

The “change” specified here includes but not limited to: merger, separation, shutdown, dissolution, suspension, cancellation, withdrawal of business license, and applying or being applied for bankruptcy of the guarantor; significant change of the operation or financial status of the guarantor; the guarantor is involved in any serious lawsuit, arbitration or administrative measures, or the major assets is taken with property preservation or other compulsory measure; the security of the guarantee is or may be affected; the value of the guarantee is or may be decreased, or taken with measures of property preservation, such as sealing; the guarantor or its legal representative (responsible person) or officer violates any law, regulation or applicable rules of stock exchange; the guarantor (when it is an individual) is missing or dead (announced to be dead); the guarantor breaches the guarantee contract; there is any dispute between the guarantor and the borrower; the guarantor requires cancelling the guarantee contract; the guarantee contract does not take effect, or is invalid or cancelled; the secured real right is not set up or take effect; any other event affecting the security of the creditor’s right of the loaner.

▲▲8.8 The borrower promises: during the period since the signing date of this contract to the date at which the principal, interest and relevant expenses of the loan under this contract are paid off, the financial index, external rating, as well as production and operation qualification/license of the borrower will always comply with this contract, and such production and operation qualification/license will pass the annual inspection if necessary.

8.9 The Borrower guarantees that the Borrower and its employees and agents will not provide, give, ask for or receive any form of material benefits (including but not limited to cash, physical cards, tourism, etc.) or other non-material benefits other than those agreed herein to the Lender or its employees in any form; Do not use the funds or services provided by the lender in any form, directly or indirectly, for activities related to corruption or bribery; If the borrower is aware of any violation of this article, it shall provide clues and relevant information to the lender in a timely, truthful, complete and accurate manner, and cooperate with the lender on relevant matters as required by the lender.

8.10 According to the lender’s environmental and social risk assessment standards, if the borrower is a customer with environmental and social risks classified as A or B, the borrower shall assume the following obligations:

(1) Establish and improve the internal management system of environmental and social risks, and specify the responsibilities, obligations and punishment measures of relevant responsible personnel of the borrower;

(2) Establish and improve the emergency response mechanism and measures for environmental and social risk emergencies;

(3) Establish special departments and/or designate special personnel to be responsible for environmental and social risks;

(4) Cooperate with the lender or a third party recognized by the lender in the assessment and inspection of the borrower’s environmental and social risks;

(5) Respond appropriately or take other necessary actions when the public or other interested parties strongly question the borrower’s performance in controlling environmental and social risks;

(6) Urge the borrower’s vital related parties to strengthen management and prevent the environmental and social risks of related parties from being transmitted to the borrower;

(7) Perform other obligations that the lender considers relevant to the control of environmental and social risks.

▲▲Article 9. Adjustment of Line of Credit, Acceleration of Maturity and Repricing of Risk

9.1 Any event below should be deemed as the “early maturity event” of this contract:

(1) The borrower does not repay the principal or interest of the loan according to the Application for Use of Line of Credit under this contract;

(2) The borrower makes any false representation or guarantee under this contract;

(3) Any event that should be notified as specified in Article 8.6 occurs and influences or may influence the security of the creditor’s right of the loaner;

(4) Any law, rule or regulatory policy is changed to the extent that the loaner will or may violate the law or rule if it issues the loan according to this contract;

(5) While performing the contract with the loaner or any third party, the borrower conducts any breach or the debt may be or has been announced to be mature in advance;

(6) The borrower breaches any other article of this contract.

(7) According to the lender’s environmental and social risk assessment standards, if the borrower’s environmental and social risks are classified as A or B, the borrower has any of the following events:

① The borrower is punished by relevant government departments due to poor environmental and social risk management;

② The borrower is strongly questioned by the public and/or the media due to poor environmental and social risk management, and it is verified that there are relevant situations;

③ The borrower violates the obligations related to environmental and social risk management agreed with the lender in other contracts.

9.2 In case of any “early maturity event”, the loaner may take any one, several or all measures below:

(1) To lower, suspend or cancel the line of credit under this contract;

(2) To stop issuing the loan unused by the borrower;

(3) To stop paying the loan unused but already withdrawn by the borrower;

(4) To require the borrower to supplement the issuance and payment conditions of loan to the loaner with the regulated period;

(5) To require the borrower to change the payment mode as required by the loaner;

(6) To reprice against the risk in executing the loan according to Article 9.3;

(7) To announce that the principal of loan already issued under this contract becomes mature and require the borrower to repay the principal and interest of all the mature loan immediately.

9.3 In view of the production and operation situation of the borrower when signing this contract, both parties have determined the interest rate and its adjustment through negotiations. The borrower agrees that in case of any “early maturity event”, the loaner may reprice against the risk in executing the loan according to this article.

9.3.1 The repricing mentioned above consists of two modes, including repricing and directly raising the loan interest rate. The specific mode is agreed by both parties in Article 21.

9.3.2 “Negotiated reprice” means that the loaner may require the borrower to negotiate with the loaner within the regulated period to raise the loan interest rate and both parties will determine the “repricing date” and relevant interest rate in the form of supplemental agreement.

9.3.3 “Direct raise of loan interest rate” means that the loaner may directly raise the loan interest rate according to this article and Article 21.

9.3.3.1 Since the loan sends a notice of “repricing date” to the borrower, the loan interest rate should be applied to each loan that the borrower has not repaid by the “repricing date”.

9.3.3.2 If the loan currency is RMB, US dollar, Euro, Hong Kong dollar, Japanese yen and British pound, the increased loan interest rate of each loan shall be determined according to the plus (minus) point value agreed in Article 21.2.1 on the basis of the applicable pricing benchmark value on the “repricing date”. The “repricing date” shall be the T date, and the pricing benchmark value rules applicable to the T date shall be implemented in accordance with Article 3.5.1 of the Contract.

9.3.3.3 If the loan currency is other than RMB, US dollar, Euro, Hong Kong dollar, Japanese yen and British pound, the increased loan interest rate shall be determined according to Article 21.2.2.

9.3.4 After the lender executes risk repricing as agreed above, the new interest rate will be executed from the “repricing date”. On the basis of this interest rate, it is still subject to floating adjustment as agreed in Article 3 of this contract. If both parties agree to change relevant agreements, the agreement after the change shall prevail. If the loan is overdue (including the borrower’s failure to repay on time or the lender’s announcement of early maturity) or misappropriated, the default interest rate for overdue and misappropriated loans shall be determined on the basis of the new interest rate (including the interest rate after floating adjustment as agreed in this contract), and the interest rate for compound interest shall be adjusted accordingly.

9.3.5 The implementation of “risk repricing” shall not be deemed or interpreted as the lender waiving other rights stipulated by laws and regulations and agreed in this contract. The Lender has the right to take other measures to protect creditor’s rights in accordance with laws and regulations and this Contract, including but not limited to the measures agreed in Article 9.2.

▲▲Article 10. Breach

10.1 If the borrower does not repay the principle or interest of the loan in time or uses the loan for any purpose not included in this contract, the loaner will collect the interest at the default interest rate of overdue or embezzled loan, and collect the compound interest of the outstanding interest. If the default interest rate is adjusted according to this contract, the compound interest rate should also be adjusted correspondingly.

10.2 If the borrower does not repay the principle or interest of the loan in time, it should assume the calling expense, lawsuit expense (or arbitration expense), preservation expense, announcement expense, execution expense, attorney’s fee, travel expense and other expenses of the loaner in realizing the creditor’s right.

▲▲Article 11. Deduction

11.1 The borrower authorizes that in case of any payable principal, interest, default interest, compound interest or any other expense of the loan, the loaner may deduct the fund in any account of the borrower opened at any branch of Bank of Communications Co., Ltd. to repay the amount mentioned above.

11.2 After such deduction, the loaner should inform the borrower of relevant account number, contract number, number of Application for Use of Line of Credit, deduction amount and remaining debt.

11.3 If the deducted fund is insufficient to repay all the debt of the borrower, the debt to be repaid by such fund should be determined according to this contract.

11.4 If the currency of the deducted fund is different from that of the debt to be repaid, the deducted fund should be converted at the exchange rate published by Bank of Communications Co., Ltd. at the time of deduction. If any settlement, sales or exchange procedure of foreign currency is necessary, the borrower is obliged to assist the loaner and assume the risk in exchange rate.

Article 12. Notice

12.1 Contact details provided by the borrower in this contract (including mailing address, telephone number and fax number) are all authentic and valid. In case of any change of any contact detail, the borrower should send/deliver such change to the mailing address offered by the loaner in this contract immediately. Such change should take effect when the loaner receives the notice of change.

12.2 Unless otherwise specified in this contract, the loaner may send a notice to the borrower in any manner below. The loaner may choose the manner it thinks fit but is relieved from any liability for the error, omission or delay caused by the postal service, fax, telephone or any other communication system. If the loaner chooses several manners, the one delivering the notice to the borrower, the fastest should prevail.

(1) If the loaner chooses the announcement, the date at which the loaner publishes the announcement on its website, online bank, telephone bank or outlet should be deemed as the delivery date;

(2) If the loaner chooses the personal delivery, the date at which the borrower signs to confirm the reception should be deemed as the delivery date;

(3) If the loaner chooses the postal service (including express delivery, ordinary mail and registered mail) to send the notice to the latest mailing address of the borrower that the loaner knows, the third day (in the same city)/the fifth day (in different cities) since the sending date should be deemed as the delivery date;

(4) Fax, mobile phone short message or other electronic communication methods shall be delivered to the borrower’s fax number, mobile phone number or e-mail address designated by the borrower that the lender knows most recently, and the date of sending shall be deemed as the date of service. The aforementioned delivery refers to the entry of relevant information into the server terminal of the service provider without taking the actual display of relevant information on the client terminal as the standard.

12.3 The borrower agrees that, unless the lender receives the borrower’s written notice on changing the mailing address, the mailing address filled by the borrower in this contract is the address where the court serves judicial documents and other written documents to the borrower. The scope of application of the above address for service includes but is not limited to the first instance of civil litigation, objection to jurisdiction and reconsideration, second instance, retrial, remand for retrial and enforcement procedures. If the borrower responds to the lawsuit and directly submits the confirmation of service address to the court, if the confirmed address is inconsistent with the communication address recently known by the lender, the court has the right to serve according to the address on the confirmation of service address.

In the process of dispute resolution under the Contract, the court may serve the judgment, ruling and mediation statement on the Borrower in any of the following ways:

(1) The date of delivery by post (including express mail, ordinary mail and registered mail) shall be the date on which the borrower signs on the service receipt;

(2) The date when the borrower signs on the service receipt shall be deemed as the date of service.

If the court uses the method of delivery by post (including express mail, ordinary mail and registered mail), if the borrower fails to sign on the service receipt, or the mailing address filled in by the borrower is inaccurate, or the mailing address is actually changed, but the lender does not receive the borrower’s written notice on changing the mailing address, resulting in the return of the judgment, ruling and mediation statement, the date when the document is returned shall be deemed as the date of service.

If the court adopts the method of personal service, if the borrower fails to sign on the service receipt, the date of service shall be the date when the sender records the situation on the service receipt.

Except for the judgment, ruling and mediation statement, the court has the right to give any notice to the borrower through any communication method agreed in Article 12.2. The Court shall have the right to choose such means of communication as it thinks fit, and shall not be liable for any errors, omissions or delays in the delivery of mail, fax, telephone, telex or any other communication system. If the court chooses multiple communication methods at the same time, the one that reaches the borrower faster shall prevail.

12.4 This clause is an independent dispute resolution clause in the contract. If the contract is invalid, canceled or terminated, the validity of this clause will not be affected.

▲▲ Article 13. Disclosure and Confidentiality

13.1 With respect to the information and materials of the borrower obtained in the signing and performance of this contract, the loaner may not violate any law, rule or regulatory requirement to use such information and materials. It should assume the confidentiality liability but not disclose such information and materials to any third party, except for under following circumstances:

(1) The law or rule requires such disclosure;

(2) The judicial department or regulatory authority requires such disclosure;

(3) When the borrower does not repay the principal and/or interest of the loan in time, the loaner has to make the disclosure to the external professional advisor for the purpose of realizing the creditor’s right under this contract but such external professional advisor must assume the confidentiality obligation;

(4) The borrower agrees or authorizes the loaner to make the disclosure.

13.2 The borrower confirms that it has signed the Credit Information Inquiry and Provision Authorization. The loaner may inquire, use and keep the credit information of the borrower within the scope regulated by the authorization.

13.3 Besides the circumstance specified in Article 13.1 and Article 13.2, the borrower further agrees Bank of Communications Co., Ltd. to use or disclose the information and materials of the borrower under following circumstances, including but not limited to the basic information, credit transaction information, adverse information and other relevant information and materials of the borrower, and is willing to assume all the consequences thereof:

Bank of Communications Co., Ltd. may disclose such information and materials on a confidentiality basis to the business outsourcing institution, third party service provider, other financial institutions and other institutions or individuals that the loaner deems necessary, including but not limited to other branches or wholly-owned subsidiaries of Bank of Communications Co., Ltd. for the purpose below: ① It conducts the line of credit business or any relevant business, such as promoting the line of credit business of Bank of Communications Co., Ltd., calling for the debt from the borrower and transferring the creditor’s right of the line of credit business; ② The loaner provides or may provide the borrower with the new product or service, or further provides the service.

Whether Article 13.3 is applicable should be subject to Article 24 of this contract.

Article 14. Applicable Laws and Dispute Solution

Laws of the People’s Republic of China (for the purpose of this contract, excluding laws of Hong Kong, Macau and Taiwan) apply to this contract. Any dispute under this contact should be brought to the competent court at the place of the loaner, unless otherwise regulated in this contract. Both parties should continue to perform those articles not involved in the dispute during the period of dispute solution.

Article 15. Effectiveness of the contract, loan nature and contract composition

15.1 This Contract shall come into force after being signed (or sealed) by the legal representative (principal) or authorized representative of the Borrower and affixed with the official seal, and signed (or sealed) by the legal representative (principal) or authorized representative of the Lender and affixed with the special seal for contract. If the special seal for contracts affixed by the lender is the special seal for offshore credit business contracts (or other special seals for contracts with the word “offshore”), the loans under this contract are offshore business loans.

15.2 The Application for Use of Line of Credit and other relevant documents and materials signed under this contract are indispensable parts of this contract.

15.3 Application for Use of Line of Credit is the supplement to this contract. Unless otherwise regulated in the Application for Use of Line of Credit, rights, obligations and other matters of the borrower and the loaner should still be subject to this contract.

Article 16. Specific Content of Line of Credit

16.1 Currency of line of credit: RMB; Amount in words: ten million yuan; It can be used in √ currency ☐ line currency and other currencies acceptable to the lender; This line belongs to ☐ Revolving line ☐ One time line (can be used for many times) √ One time line (only used once).

16.2 Purpose of credit line: business turnover.

16.3 The credit term is from April 3, 2022 to April 3, 2023.

Article 17. Interest Rate

If the loan currency is other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen and British pound, the applicable pricing benchmark types, daily interest rate calculation rules and pricing benchmark value determination rules applicable to the corresponding loan on the applicable date of the pricing benchmark and the adjustment date of the loan interest rate are agreed as follows:

____________________________________/____________________________________

Article 18. Account

18.1 The borrower appoints the following account to be the issuance account. The account ☐ is √ is not the dedicated loan issuance account opened at the loaner. If both parties otherwise regulate in the Application for Use of Line of Credit, such Application for Use of Line of Credit should prevail.

Account name:	ChinaLink Professional Services Co., Ltd.

Account number:	310066865018010213932

Bank of deposit: Zhangjiang Sub-branch of Bank of Communications

18.2 The borrower appoints that:

(1) The repayment account:

Account name:	ChinaLink Professional Services Co., Ltd.

Account number:	310066865018010213932

Bank of deposit: Zhangjiang Sub-branch of Bank of Communications

(2) The fund collection account:

Account name:	ChinaLink Professional Services Co., Ltd.

Account number:	310066865018010213932

Bank of deposit: Zhangjiang Sub-branch of Bank of Communications

Article 19. Issuance, Payment and Repayment of Loan

19.1 The period of each loan withdrawn under this contract should be no longer than 12 √ months ☐ days, and the maturity date of all the loan should be no later than Oct 3, 2023

19.2 The limit of independent payment under the Contract is: √ RMB ☐/(foreign currency) zero thousand yuan or equivalent in other currencies.

19.3 The entrusted payment by loaner is compulsory once any condition below is met:

____________________________________/____________________________________

_________________________________________________________________________

19.4 In the mode of independent payment by the borrower, the borrower should report the payment of loan fund to the loaner within 15 days since the issuance of loan.

Article 20. Financial Restriction, External Rating, Production and Operation Qualification/License

20.1 Limit on the external investment by the borrower is RMB 90 million; limit on the increase of debt financing is RMB 90 million.

20.2 Specific regulations on the financial indexes of the borrower:

(1) ____________________________________/____________________________________

(2) _________________________________________________________________________

(3) _________________________________________________________________________

20.3 Specific regulations on the external rating:

(1) ____________________________________/____________________________________

(2) _________________________________________________________________________

20.4 Specific regulations on the production and operation qualification/license of the borrower:

(1) ____________________________________/____________________________________

(2) _________________________________________________________________________

▲▲Article 21. Repricing of Risk

21.1 This contract adopts the first repricing mode below: (1) Repricing through negotiations; (2) Direct raising the loan interest rate.

21.2 Once the “direct raising the loan interest rate” is adopted:

21.2.1 If the loan currency is RMB, US dollar, Euro, Hong Kong dollar, Japanese yen and British pound,, the increased interest rate plus (minus) points shall be: ☐ no point plus or minus ☐ plus percentage points ☐ minus / percentage points. If a loan is otherwise agreed, the increase (decrease) value of the interest rate after the increase of the loan shall be subject to the records in the application for the use of the applicable limit.

21.2.2 If the loan currency is other than RMB, US dollar, Euro, Hong Kong dollar, Japanese yen and British pound, the loan interest rate after the increase is:

___/_____________

Article 22. Contact Details

Contact details of the borrower to receive the notice specified in Article 12:

Mailing address:	1F, Building 18, 498 Guoshoujing Road

Addressee:	Yang Xiaofeng

Post code:	201203

Tel:	_______________

Mobile:	13701602419

Fax:	_______________

E-mail:	paulyang@clpsglobal.com

Article 23. Counterparts

This contract is made with four copies. Both parties and the guarantor (if any) holds one copy (ies) respectively.

Article 24. Miscellaneous

24.1 Both parties agree that Article 13.3 √ applies ☐ does not apply to this contract.

24.2 According to the lender’s environmental and social risk assessment standards, the borrower ☐ belongs to a customer √ not classified as A or B in terms of environmental and social risks.

24.3 The payment method of the loan under the Contract shall be subject to the Application for Use of Quota signed by the Lender.

24.4 Although otherwise agreed in this contract, during the epidemic control period, both parties agreed that the signing and effective method of this contract was changed to: [Yang Xiaofeng, ID No. 310110196303106258, Chairman] signed this contract on behalf of the borrower, The signed contract and scanned copies of all documents and materials related to the performance of the contract (hereinafter collectively referred to as “contract documents”, in PDF or JPG format) shall be sent to the email designated by the borrower (paulyang@clpsglobal.com) Send to the email address designated by the lender (zhang_shiting@bankcomm.com) Such contract documents shall be deemed as the borrower’s own behavior, and shall have the same legal effect as the original and have legal binding force on the borrower. Once the contract documents are sent, they shall be deemed to be delivered. Without the written consent of the lender, they shall not be withdrawn, revoked, changed or declared invalid. The lender has the right to make loans, entrusted payments and other operations according to the contract documents. This contract takes effect from the date of the lender’s first loan. After the closure measures are lifted, the borrower shall timely submit the original contract documents to the lender, and cooperate with the lender to handle the re sealing and other necessary procedures.

Borrower: ChinaLink Professional Services Co., Ltd.

Legal representative (responsible person): Yang Xiaofeng

Address: Room 26C01, 828-838 Zhangyang Road, China (Shanghai) Free Trade Area

Loaner: Xinqu Branch (Sub-branch) of Bank of Communications Co., Ltd.

Responsible person: Cen De

Mailing address: 230 Xinjinqiao Road, Pudong New Area, Shanghai, China

The borrower has read this contract and the loaner has made detailed descriptions as required by the borrower. The borrower possesses no objection or doubt when signing this contract and understands all the articles, especially the meaning and legal consequence of those marked with ▲▲.

(This page is the signature page of the Working Capital Loan Contract, and there is no text below)

Borrower: (Seal)	Loaner: (Seal)

(Seal: ChinaLink Professional Services Co., Ltd.)	(Seal: Line of Credit Business Contract Seal of Shanghai Xinqu Sub-branch of Bank of Communications Co., Ltd.)

Legal representative (responsible person) or authorized representative	Legal representative (responsible person) or authorized representative

(Signature or seal)	(Signature or seal)

Date: May 26, 2022	Date: June 23, 2022